Exhibit 10.2
AGREEMENT
AGREEMENT (this “Agreement”) dated as of May 4, 2009, by and between Theodore S. Green (“Green”) and Malcolm Bird (“Bird”).
WHEREAS, Green and Bird are founders of TM Entertainment and Media, Inc. (the “Corporation”);
WHEREAS, in connection with ongoing efforts of the Corporation to complete a Business Combination (as herein defined), Green has agreed to lend to the Corporation initially $200,000 plus up to an additional $100,000 in his sole discretion (the amount so loaned from time to time, the “Loan”) to fund ongoing expenses of the Corporation; and
WHEREAS, Green is only willing to make the Loan upon the commitment of Bird as provided herein.
NOW, THEREFORE, in consideration of the provisions of this Agreement, the parties agree as follows:
1. Subject to the terms and conditions herein, Green hereby agrees to make the Loan initially in the amount of $200,000, and up to an additional $100,000 in Green’s sole discretion.
2. Pursuant to Article “SEVENTH”, subsection (C) of the Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”), in the event that the Corporation does not consummate a Business Combination by the Termination Date (each as defined in the Charter) the officers of the Corporation are required to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the officers of the Corporation do take such action to dissolve and liquidate the Corporation, Bird hereby agrees that he shall pay to Green the sum equal to (i) the amount of the Loan plus accrued interest thereon at the rate of 10% to the Termination Date, multiplied by (ii) .3889 (i.e., 7 divided by 18) (the “Sum”), payable in 12 equal quarterly installments each payable concurrently with the amounts payable pursuant to that certain Agreement dated as of June 15, 20007 If Bird does not pay each such quarterly installment within sixty (60) days of the corresponding due date, Bird agrees that the outstanding amount of the Sum shall bear interest at an annual rate equal to the Wall Street Journal Prime Rate then in effect.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

/s/ Malcolm Bird
MALCOLM BIRD

/s/ Theodore S. Green
THEODORE S. GREEN